Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Bruno Wu, Chief Executive Officer of Seven Stars Cloud Group, Inc. (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 13th day of August, 2018.

/s/ Bruno Wu
Bruno Wu
Chairman and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Seven Stars Cloud Group, Inc. and will be retained by Seven Stars Cloud Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.